EXHIBIT 23.4

CONSENT OF DIXON HUGHES PLLC

The Board of Directors
First Carolina State Bank
Rocky Mount, North Carolina

We consent to the use of our report, dated February 20, 2003, on the financial statements of First Carolina State Bank as of and for the years ended December 31, 2002 and 2001, which report appears or is incorporate by reference herein, and to the reference to us under the caption “Experts” in the Registration Statement on Form S-4 (SEC File No. 333-112105) which is incorporated by reference into the above filing herein.

/s/ DIXON ODOM PLLC

Sanford, North Carolina
May 3, 2004